UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2018, Jean-Claude Jacomin resigned as a member of the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”), effective immediately. A copy of Mr. Jacomin’s resignation letter is filed as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Jacomin had been appointed to the Board, effective April 2, 2018, in connection with the Support Agreement (the “Support Agreement”), dated as of April 2, 2018, by and among the Company, Orchestra-Prémaman S.A. (“Orchestra-Prémaman”) and Yeled Invest S.A. (together with Orchestra-Prémaman, “Orchestra”). Pursuant to the Support Agreement and subject to the conditions set forth therein, Orchestra has the right to name a substitute person to replace Mr. Jacomin on the Board. On April 12, 2018, the Board decreased the size of the Board from six directors to five directors.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

17.1	Letter of Resignation from Jean-Claude Jacomin, dated April 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DESTINATION MATERNITY CORPORATION

Date: April 12, 2018	By:	/s/ Ronald J. Masciantonio
Ronald J. Masciantonio
Executive Vice President &
Chief Administrative Officer